                                                                   EXHIBIT 99.1

                                FOOT LOCKER, INC.


                             N E W S   R E L E A S E


                                         Contact: Peter D. Brown
                                                  Vice President, Treasurer and
                                                  Investor Relations
                                                  Foot Locker, Inc.
                                                  (212)720-4254


                FOOT LOCKER, INC. REPORTS SECOND QUARTER RESULTS

o    Reported Net Income Per Share Increased 121 Percent to $0.53

o    Income Per Share from Continuing Operations Increased 16 Percent, to $0.29

o Income Per Share from Continuing Operations, Adjusted to Exclude Footaction Results, Increased 44 Percent to $0.36

o Financial Position Continues to Strengthen - Cash Position, Net of Debt, Increases $61 Million

o Third Quarter and Fourth Quarter EPS from Continuing Operations Expected to Increase 10 to 20 Percent

NEW YORK, NY, August 19, 2004 - Foot Locker, Inc. (NYSE: FL), the New York-based specialty athletic retailer, today reported financial results for its second quarter ended July 31, 2004.

Second Quarter Results

Reported net income for the second quarter increased 121 percent to $0.53 per share, or $82 million, compared with $0.24 per share, or $36 million last year. Second quarter results in 2004 included an income tax benefit of $37 million, or $0.24 per share, related to discontinued businesses.

Income from continuing operations increased 16 percent to $0.29 per share, or $45 million, from $0.25 per share, or $37 million last year. Included in this year's results was a loss of $10 million, or $0.07 per share, related to the integration and operation of the 349-store Footaction chain that the Company acquired in May. Income from continuing operations, excluding the Footaction results, increased 44 percent to $0.36 per share, or $55 million during the second quarter. Also included in this year's income from continuing operations were income tax benefits related to resolutions of U.S. and foreign income tax exams, resulting in an effective tax rate that was significantly lower than the second quarter of last year. The lower effective tax rate versus the second quarter of last year, resulted in the Company's earnings being enhanced by $0.04 per share.

For the second quarter period, sales increased 12.9 percent to $1,268 million compared with sales of $1,123 million last year. Second quarter comparable-store sales decreased 0.5 percent.

Year-to-Date Results

Year-to-date reported net income increased 65 percent to $0.84 per share, or $130 million, compared with $0.51 per share, or $74 million last year. Income from continuing operations for the 26-week period ended July 31, 2004 increased 15 percent, to $0.60 per share, or $92 million, compared with $0.52 per share, or $76 million last year. Excluding the Footaction results, year-to-date income from continuing operations increased 29 percent to $0.67 per share, or $102 million. Year-to-date sales increased 9.0 percent to $2,454 million, compared with sales of $2,251 million last year. Comparable-store sales decreased 0.1 percent.

"By any measure, we reported outstanding second quarter and year to date earnings results. Our strong profit growth reflects an improving sales trend in our U.S. stores and impressive gross margin rate improvement in our comparable-store base, combined with our continued diligent expense management," stated Matthew D. Serra, Foot Locker, Inc.'s Chairman and Chief Executive Officer. "We are very pleased with the efficiency with which our organization completed the integration of the Footaction chain and re-merchandised its product offerings for the fall season. We believe that these stores are well positioned for a profitable fall season, and when added to the performance of our existing store base, makes us optimistic for our financial performance for the balance of the year."


                                    - MORE -

           Foot Locker, Inc. 112 West 34th Street, New York, NY 10120

Mr. Serra continued, "There is an excellent opportunity for our comparable-store sales trend in our U.S. businesses to improve going forward as our stores regain access to higher end marquee footwear products from our largest supplier, which we expect will result in higher average price points. We also expect to continue to temper our promotional posture to enhance our merchandise margin rate and aggressively work on cost efficiencies. Earnings per share from continuing operations are expected to continue to show increases of 10 to 20 percent for each remaining quarter of 2004."

Financial Position

The Company's financial position continued to strengthen as its cash position, net of debt, of $37 million, represented a $61 million increase from the end of the second quarter last year. This improvement includes the effects of the conversion of $150 million of subordinated debt into equity and the Company's $225 million investment in the Footaction chain. In addition, the Company's balance sheet was enhanced by $46 million as a result of a reduction in income tax liabilities, net related to resolutions of U.S. and foreign income tax exams.

Store Base Update

During the second quarter, the Company added 389 stores, including 40 new stores in existing formats and 349 acquired Footaction stores. The Company also remodeled/relocated 48 stores and closed 18 stores. At July 31, 2004, the Company operated 3,958 stores in 17 countries in North America, Europe and Australia.

Consolidated Statements of Operations Presentation

The "Footaction Results" and "Adjusted Results to Exclude Footaction Results" are presented for analytical purposes only and to facilitate the reader's ability to evaluate the Company's results in the quarter and project future results, and are in line with how the Company tracked the integration process.

The Company is hosting a live conference call at 10:00 am (EDT) on Friday, August 20, 2004 to discuss these results and provide guidance with regard to its outlook for the balance of 2004. This conference call may be accessed live from the Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com. The conference call will be available for webcast replay until 5:00 pm on Tuesday, August 24, 2004.

                 Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements, which reflect management's current views of future events and financial performance. These forward-looking statements are based on many assumptions and factors detailed in the Company's filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company's merchandise mix and retail locations, the Company's reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor), unseasonable weather, risks associated with foreign global sourcing, including political instability, changes in import regulations, disruptions to transportation services and distribution, and the presence of severe acute respiratory syndrome, economic conditions worldwide, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, the ability of the Company to execute its business plans effectively with regard to each of its business units, including its plans for the marquee and launch footwear component of its business, and its plans for the integration of the Footaction stores. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.






                                    - MORE -

                                FOOT LOCKER, INC.
                      Consolidated Statements of Operations
                                   (unaudited)
                 Periods ended July 31, 2004 and August 2, 2003

------------------------------------------------------------------------------------------------------------------------------
(In millions, except per share amounts)                                  Second Quarter                         Second Quarter
                                                                              2004                                  2003
                                                        -------------------------------------------------     ----------------
                                                                          Footaction   Adjusted Results
                                                          As reported      Results        to exclude             As reported
                                                                                          Footaction
                                                                                            Results
                                                        -------------------------------------------------     ---------------
Sales                                                       $ 1,268         $  104           $1,164                 $1,123

Cost of sales                                                   900             91              809                    792
Selling, general and administrative expenses                    268             26              242                    233
Depreciation and amortization                                    37              2               35                     38
Restructuring charge  (1)                                         2              -                2                      1
Interest expense, net                                             4              1                3                      4
                                                        -------------------------------------------------     ---------------
                                                              1,211            120            1,091                  1,068
                                                        -------------------------------------------------     ---------------
Income from continuing operations before income taxes            57            (16)              73                     55
Income tax expense                                               12             (6)              18                     18
                                                        -------------------------------------------------     ---------------
Income from continuing operations                                45            (10)              55                     37

Income/(loss) on disposal of discontinued operations,
net of tax(2)                                                    37              -               37                     (1)
                                                        -------------------------------------------------     ---------------
Net income                                                  $    82         $  (10)          $   92                 $   36
                                                        =================================================     ===============

Diluted EPS:
Income from continuing operations                           $  0.29         $(0.07)          $ 0.36                 $ 0.25
Income/(loss) on disposal of discontinued operations,
net of tax                                                     0.24              -             0.24                  (0.01)
                                                        -------------------------------------------------     ---------------
Net income                                                  $  0.53         $(0.07)          $ 0.60                 $ 0.24
                                                        =================================================     ===============

Weighted-average diluted shares outstanding                   157.1          157.1            157.1                  152.1
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
(In millions, except per share amounts)                                   Year-To-Date                          Year-To-Date
                                                                              2004                                  2003
                                                        -------------------------------------------------     ---------------
                                                                          Footaction   Adjusted Results
                                                          As reported      Results        to exclude             As reported
                                                                                          Footaction
                                                                                            Results
                                                        -------------------------------------------------     ---------------
Sales                                                       $ 2,454         $  104           $2,350                 $2,251

Cost of sales                                                 1,726             91            1,635                  1,575
Selling, general and administrative expenses                    516             26              490                    474
Depreciation and amortization                                    71              2               69                     75
Restructuring charge (1)                                          2              -                2                      1
Interest expense, net                                             8              1                7                      9
                                                        -------------------------------------------------     ---------------
                                                              2,323            120            2,203                  2,134
                                                        -------------------------------------------------     ---------------
Income from continuing operations before income taxes           131            (16)             147                    117
Income tax expense                                               39             (6)              45                     41
                                                        -------------------------------------------------     ---------------
Income from continuing operations                                92            (10)             102                     76

Income/(loss) on disposal of discontinued operations,
net of tax(2)                                                    38              -               38                     (1)
Cumulative effect of accounting changes, net of
tax(3)                                                            -              -                -                     (1)
                                                        =================================================     ===============
Net income                                                  $   130         $  (10)          $  140                 $   74
                                                        =================================================     ===============

Diluted EPS:
Income from continuing operations                           $  0.60         $(0.07)          $ 0.67                 $ 0.52
Income/(loss) on disposal of discontinued operations,
net of tax(2)                                                  0.24              -             0.24                  (0.01)
Cumulative effect of accounting changes, net of tax(3)            -              -                -                      -
                                                        -------------------------------------------------     ---------------
Net income                                                  $  0.84         $(0.07)          $ 0.91                 $ 0.51
                                                        =================================================     ===============

Weighted-average diluted shares outstanding                   156.6          156.6            156.6                  151.7
-----------------------------------------------------------------------------------------------------------------------------

(1) Represents revisions in estimates to restructuring reserves for disposed businesses.

(2) Income tax benefit in second quarter 2004 related to discontinued businesses.

(3) Related to adoption of SFAS No. 143 "Accounting for Asset Retirement Obligations."


                                    - MORE -

                                FOOT LOCKER, INC.
                      Condensed Consolidated Balance Sheets
                                   (unaudited)
                                  (In millions)

-------------------------------------------------------------------------------------------------
                                                                 July 31,              August 2,
                                                                   2004                   2003
                                                                ----------             ----------
 Assets

 CURRENT ASSETS
 Cash and cash equivalents                                       $   399                 $  332
 Merchandise inventories                                           1,166                    948
 Assets of discontinued operations                                     2                      2
 Other current assets                                                156                     98
                                                                ----------             ----------
                                                                   1,723                  1,380

 Property and equipment, net                                         694                    621
 Deferred tax assets                                                 208                    256
 Other assets                                                        481                    332
                                                                ----------             ----------
                                                                 $ 3,106                 $2,589
                                                                ==========             ==========

 Liabilities and Shareholders' Equity

 CURRENT LIABILITIES
 Accounts payable                                                $   475                 $  339
 Accrued liabilities                                                 293                    259
 Current liabilities and reserves for restructuring,
   discontinued operations and businesses held for sale               11                     23
 Current portion of long-term debt and
   obligations under capital leases                                   18                      -
                                                                ----------             ----------
                                                                     797                    621

 Long-term debt and obligations under capital
    leases(1)                                                        339                    348
 Other liabilities(1)                                                318                    428
 SHAREHOLDERS' EQUITY                                              1,652                  1,192
                                                                ----------             ----------
                                                                 $ 3,106                 $2,589
                                                                ==========             ==========

-------------------------------------------------------------------------------------------------

(1) Long-term debt and obligations under capital leases were reduced by $5 million in 2004 and $8 million in 2003 representing the fair value of interest rate swaps related to the Company's 8 1/2% debentures due in 2022. The Company's cash position, net of debt calculation excludes the fair value of these interest rate swaps, which are reflected in other liabilities.








                                    - MORE -

                                FOOT LOCKER, INC.
           Store and Estimated Square Footage - Continuing Operations
                                   (unaudited)
                          (Square footage in thousands)


 -----------------------------------------------------------------------------------------------------
                                           July 31,               August 2,            January 31,
                                             2004                   2003                   2004
                                     -----------------------------------------------------------------
 Foot Locker U.S.
    Number of stores                        1,435                  1,457                  1,448
    Gross square footage                    5,847                  5,959                  5,916
    Selling square footage                  3,406                  3,465                  3,447

 Footaction
    Number of stores                          349                      -                      -
    Gross square footage                    1,689                      -                      -
    Selling square footage                  1,050                      -                      -

 Lady Foot Locker
    Number  of stores                         568                    597                    584
    Gross square footage                    1,266                  1,331                  1,303
    Selling square footage                    705                    738                    723

 Kids Foot Locker
    Number of stores                          348                    361                    357
    Gross square footage                      842                    875                    863
    Selling square footage                    501                    521                    514

 Champs Sports
    Number of stores                          578                    587                    581
    Gross square footage                    3,212                  3,265                  3,239
    Selling square footage                  2,206                  2,273                  2,244

 Foot Locker International
    Number of stores                          680                    606                    640
    Gross square footage                    1,950                  1,714                  1,823
    Selling square footage                  1,043                    949                    992

 Total Athletic Group
    Number of stores                        3,958                  3,608                  3,610
    Gross square footage                   14,806                 13,144                 13,144
    Selling square footage                  8,911                  7,946                  7,920
 -----------------------------------------------------------------------------------------------------









                                      -XXX-